UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

OPTICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15223	76-0453392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

87 Grandview Avenue, Waterbury, Connecticut 06708
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 596-2236

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 15, 2005, OptiCare Health Systems, Inc. (the "Registrant") entered into a separation agreement (the "Separation Agreement") with Christopher J. Walls. Mr. Walls resigned as the Registrant's President, Chief Executive Officer and General Counsel effective December 5, 2005 (the "Separation Date").

Under the Separation Agreement, effective December 23, 2005 (the "Effective Date"), Mr. Walls will receive (i) a payment equal to one month of his salary, in lieu of advance notice of separation, (ii) severance pay in the form of continuation of his annual base salary for a period of twelve months following the Separation Date (the "Severance Period"), payable in accordance with the Registrant's normal payroll practices, (iii) a 2005 annual bonus in the amount of $120,000 to be paid no later than April 30, 2006, and (iv) COBRA payments to continue Mr. Walls' participation in the Registrant's health, dental and vision plans for the Severance Period. In addition, as of the Separation Date, all of Mr. Walls' options shall be deemed fully vested and he will have the right to exercise his vested options for up to one year following the Separation Date. Further, the Registrant has agreed to accelerate the vesting of shares that would have vested on March 1, 2006 pursuant to Mr. Walls' restricted stock grant such that, as of the Separation Date, Mr. Walls will be deemed to have vested in a total of 70,000 shares of the Registrant's common stock.

The Separation Agreement prohibits Mr. Walls, during the Severance Period, from soliciting any employees, consultants or other agents of the Registrant or its affiliates to terminate their employment and reaffirms his continuing obligations under his confidentiality agreement with the Registrant. Under the Separation Agreement, both the Registrant and Mr. Walls waive their respective rights to assert legal claims against the other based on matters arising through the execution date of the Separation Agreement.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with entering into the Separation Agreement, the Amended and Restated Employment Agreement by and between the Registrant and Mr. Walls dated October 6, 2004, as amended by Amendment No. 1 dated July 19, 2005 (the "Walls Employment Agreement") was terminated. As described in Item 1.01 above, the Registrant has agreed to provide Mr. Walls certain severance benefits pursuant to the Separation Agreement in connection with the termination of the Walls Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICARE HEALTH SYSTEMS, INC. (Registrant)

Date: December 19, 2005	by: /s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Corporate Controller and Chief Accounting Officer